Exhibit 21.1

Subsidiaries of the Registrant

Name of Company	Place of Incorporation
British American School of Charlotte, L.L.C.	Delaware
British International School Bratislava s.r.o.	Slovakia
British International School Foundation	Hungary
British International School LLC	Abu Dhabi, UAE
British School of Beijing	China
British School of Boston, L.L.C.	Delaware
British School of Chicago, L.L.C.	Delaware
British School of Guangzhou	China
British School of Houston, L.P.	Texas
British School of Washington, L.L.C.	Delaware
British Schools of America, LLC	Delaware
British Schools of Texas, L.L.C.	Delaware
BSA Resource Solutions, LLC	Delaware
BSG Limited	Hong Kong
BST Holding, L.L.C.	Delaware
Collège Alpin Beau-Soleil SA	Switzerland
Collège Champittet SA	Switzerland
Education Overseas Qatar LLC	Qatar
EEE Enterprise Limited	British Virgin Islands
English International School Prague, s.r.o.	Czech Republic
Fieldwork Education Limited	UK
Guangzhou Yingkai Investment & Consulting Co., Ltd.	China
International College 2, S.L.U.	Spain
International College Spain, S.A.U.	Spain
KG Investments Limited	Jersey, Channel Islands
KG Investments Limited UK Branch	Jersey, Channel Islands (Established in UK)
KG (Beijing) Investment Consultant Co., Ltd.	China
La Côte International School SA	Switzerland
NA Educational Services Limited	UK
NA Schools Limited	UK
NAE Hong Kong Limited	Hong Kong
Nord Anglia (Beijing) Consulting Limited	China
Nord Anglia Education (UK) Holdings plc	UK
Nord Anglia Education Development Services Limited	UK
Nord Anglia Education Limited	UK
Nord Anglia Educational Consultancies Saudi Arabia Limited	Saudi Arabia
Nord Anglia International School, Hong Kong Limited	Hong Kong
Nord Anglia International School LLC	Dubai, UAE
Nord Anglia Middle East Holding S.P.C	Bahrain
Nord Anglia Middle East Holding S.P.C (Abu Dhabi Branch)	N/A
Nord Anglia School (Hong Kong) Limited	Hong Kong
Nord Anglia (Shanghai) Business and Information Consulting Co., Ltd.	China

Name of Company	Place of Incorporation
Nord Anglia (Shanghai) Business and Information Consulting Co., Ltd., Guangzhou Branch	China
Nord Anglia Vocational Education and Training Services Limited	UK
Nord International Schools Limited	UK
Regent Pattaya Campus Management Co., Ltd.	Thailand
Rice Education Hong Kong Limited	Hong Kong
Saint Andrews International School Sukhumvit Campus Co., Ltd.	Thailand
The British International School, Shanghai	China
The British School Sp. z o.o.	Poland
Uma Education Holdings Limited	British Virgin Islands
Uma Education Hong Kong Limited	Hong Kong
WCL Academy of New York LLC	Delaware
WCL EBT Limited	UK
WCL Group Limited	UK
WCL Holdco Limited	UK
WCL Intermediate Holdings Limited	UK
WCL Intermediate Holdings Spain, S.L.U.	Spain
WCL School Management Services Limited	UK
WCL Services Limited	UK